Exhibit 4.1
Execution Copy

EF HOLDCO INC.
EF CAYMAN HOLDINGS LTD.
ELLINGTON FINANCIAL REIT CAYMAN LTD.
ELLINGTON FINANCIAL REIT TRS LLC
EF CAYMAN NON-MTM LTD.
as Issuers

and

ELLINGTON FINANCIAL INC.
as Parent
5.875% Senior Notes due 2027
________________
Indenture
Dated as of March 31, 2022
________________
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
________________

i

THIS INDENTURE, dated as of March 31, 2022, is by and among EF Holdco Inc., a Delaware corporation (“EF Holdco”), EF Cayman Holdings Ltd., a Cayman Islands exempted company (“EF Cayman”), Ellington Financial REIT Cayman Ltd., a Cayman Islands exempted company (“EF REIT”), Ellington Financial REIT TRS LLC, a Delaware limited liability company (“EF REIT TRS”), EF Cayman Non-MTM Ltd., a Cayman Islands exempted company (“EF Non-MTM,” and together with EF Holdco, EF Cayman, EF REIT, and EF REIT TRS, the “Issuers”), Ellington Financial Inc., a Delaware corporation, as guarantor (the “Parent”) and Wilmington Trust, National Association, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

RECITALS
The Issuers have duly authorized the creation of their 5.875% Senior Notes due 2027 and to provide therefor the Issuers and the Parent have duly authorized the execution and delivery of this Indenture.
All things necessary have been done to make (i) the Notes (as defined herein), when executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers, and (ii) the Parent Guarantee, the valid and legally binding obligations of the Issuers and the Parent, as applicable, and to make this Indenture a valid and legally binding agreement of the Issuers and the Parent, in accordance with their and its terms.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 101.    Rules of Construction and Incorporation by Reference of Trust Indenture Act. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)    the terms defined in this Article One have the meanings assigned to them in this Article One, and words in the singular include the plural and words in the plural include the singular;
(2)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(3)    all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;
(4)    “including” means including without limitation;
(5)    references to the date the Initial Notes were originally issued shall refer to the Issue Date; and
(6)    the phrase “in writing” as used herein shall be deemed to include pdf attachments and other electronic means of transmission. Unless otherwise provided in this Indenture or in any Note, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications, but other than with respect to authentication of the Notes by the Trustee) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 102.    Definitions.
“Act,” when used with respect to any Holder, has the meaning specified in Section 105 of this Indenture.
“Additional Notes” means any Notes issued by the Issuers pursuant to Section 312 of this Indenture.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise
“Appendix” has the meaning specified in Section 201 of this Indenture.
“Applicable Premium” means, with respect to any Note on any Redemption Date for such Note or Notes, the excess of (i) the present value at such Redemption Date of (A) the Redemption Price of such Note at April 1, 2024 (as specified in the table in Section 1101(b)) plus (B) all required interest payments due on such Note through April 1, 2024 (in each case excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (ii) the principal amount of such Note.

“Applicable Procedures” has the meaning specified in the Appendix.
“Authenticating Agent” has the meaning specified in Section 613 of this Indenture.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation;
(2)    with respect to a partnership, the board of directors of the general partner of the partnership; and
(3)    with respect to any other Person, the board, committee or Manager of such Person serving a similar function.

“Board Resolution” means, with respect to the Parent, a duly adopted resolution of the Board of Directors of the Parent or any committee thereof, and with respect to an Issuer, a duly adopted resolution of the Board of Directors of the Issuer or any committee thereof.
“Business Day” means each day that is not a Legal Holiday.
“Cash Management Obligations” means obligations of the Parent or any Subsidiary of the Parent in relation to (1) treasury, depository or cash management services, arrangements or agreements (including credit, debt or other purchase card programs and intercompany cash management services) or any automated clearinghouse (“ACH”) transfers of funds (including reimbursement and indemnification obligations with respect to letters of credit or similar instruments), and (2) netting services, overdraft protections, controlled disbursement, ACH transactions, return items, interstate deposit network services, supplier services, cash pooling and operational foreign exchange management, Society for Worldwide Interbank Financial Telecommunication transfers and similar programs.
“Certificated Notes” has the meaning specified in the Appendix.
“Change of Control” has the meaning specified in Section 1009.
“Change of Control Offer” has the meaning specified in Section 1009.
“Change of Control Payment Date” has the meaning specified in Section 1009.
“Change of Control Triggering Event” has the meaning specified in Section 1009.
“Consolidated Recourse Indebtedness” means as of any determination date, the aggregate of the Recourse Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that, notwithstanding anything to the contrary contained herein, for purposes of determining compliance with the covenants in Sections 1011 and 1012, Consolidated Recourse Indebtedness shall not include any Permitted Indebtedness.
“Consolidated Unencumbered Assets” as of any date means all of the assets (excluding intangibles) of the Parent and its Subsidiaries that are not subject to a Lien (other than a Permitted Lien) securing Indebtedness, all on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP.
“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business relating to this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 1100 North Market Street, Wilmington, Delaware 19890, Attn: Ellington Financial Notes Administrator, except that solely with respect to presentation of the Notes for payment or for registration of transfer or exchange, such term shall mean 1100 North Market Street, Wilmington, Delaware 19890, Attention: Workflow Management – 5th Floor.
“corporation” includes, unless the context indicates otherwise, corporations, associations, partnerships, limited liability companies, companies and business trusts.
“Covenant Defeasance” has the meaning specified in Section 1303 of this Indenture.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Defaulted Interest” has the meaning specified in Section 306(b) of this Indenture.

“Depository” means The Depository Trust Company, its nominees and their respective successors.
“Egan-Jones” means Egan-Jones Ratings Company and any successor to the credit rating business thereof.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests or equivalents (however designated, including any instrument treated as equity for U.S. federal income tax purposes) in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“Event of Default” has the meaning specified in Section 501 of this Indenture.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Full Margin Derivative Contract” means a derivative contract between the Parent or its Subsidiary (an “Ellington Party”) and a counterparty (the “Derivative Counterparty”) under which the Derivative Counterparty has the right on any business day to demand that the Ellington Party maintain variation margin for the benefit of the Derivative Counterparty in an amount equal to the net mark-to-market value of all derivative contracts between the Ellington Party and the Derivative Counterparty (subject, if applicable, to minimum threshold amounts and/or minimum transfer amounts each not to exceed $1 million).
“GAAP” means generally accepted accounting principles as used in the United States of America applied on a consistent basis as in effect from time to time.
“Global Notes” has the meaning specified in the Appendix.
“Government Obligations” means securities that are either:
(a)    direct obligations of the United States for the timely payment of which its full faith and credit is pledged; or
(b)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Obligations, or a specific payment of principal of or interest on any such Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligations or the specific payment of principal of or interest on the Government Obligations evidenced by such depository receipt.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning
“Holder” means the Person in whose name a Note is registered on the books of the Note Registrar.

“Indebtedness” means, with respect to the Parent or any of its Subsidiaries, without duplication:
(1)    the principal amount of indebtedness of such Person for borrowed money;
(2)    the principal amount of indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)    all payment obligations of such Person issued or assumed as the deferred purchase price of property and all payment obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person;
(4)    the principal component of all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except in each case to the extent such obligations relate to trade payables or other accrued liabilities arising in the ordinary course of business);
(5)    all repurchase obligations (excluding accrued interest or any portion of such obligations representing accrued interest) of such Person under Repurchase Agreements to which it is party;
(6)    any commitment to make loans, advances or other Investments, or to purchase Investments, Persons or other securities or assets (but, in each case, excluding payment obligations for Investments, Persons or other securities or assets purchased in the ordinary course of business);
(7)    obligations of such Person under derivative contracts; and
(8)    indebtedness of other Persons of the types referred to in clauses (1) through (7) above to the extent (and only to the extent) guaranteed by the Parent or any of its Subsidiaries;
provided, however, that, notwithstanding anything to the contrary contained herein, Indebtedness shall not include:
(i)    Intercompany Indebtedness;
(ii)    payment obligations for securities purchased in the ordinary course of business consistent with past practice, trade accounts payable and other accrued liabilities arising in the ordinary course of business and all obligations respecting the purchase of property or assets other than those relating to payment of the purchase price of the applicable property or assets;
(iii)    any commitment to make loans, advances or other Investments, or to purchase Investments, Persons or other securities or assets to the extent that there is no recourse to the Parent or any of its Subsidiaries other than to the extent of the value of such Investments, securities or other assets;
(iv)    obligations of the Parent or any of its Subsidiaries under derivative contracts to the extent that either (a) there is no recourse to the Parent or such Subsidiary other than for any collateral posted in connection with such derivative contracts or (b) such derivative contract is a Full Margin Derivative Contract;

(v)    obligations of the Parent or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(vi)    (x) obligations of the Parent or any of its Subsidiaries in respect of banker’s acceptances, workers’ compensation claims, surety, performance, bid, customs, stay, appeal, tax or similar bonds, security deposits, performance or completion guarantees and payment obligations in connection with self-insurance or similar obligations provided or obtained by the Parent or any of its Subsidiaries in the ordinary course of business and (y) obligations of the Parent or any of its Subsidiaries owed to (including in respect of letters of credit for the benefit of) any Person in connection with workers’ compensation, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations, taxes or contributions for social security, wages or unemployment, health, disability or other employee benefits, or property, casualty or liability insurance provided to the Parent or any of its Subsidiaries pursuant to reimbursement or indemnification obligations of such Person, in each case incurred in the ordinary course of business;
(vii)    obligations of the Parent or any of its Subsidiaries arising from agreements of the Parent or a Subsidiary of the Parent providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case incurred or assumed in connection with an investment in or the acquisition or disposition of any business, Investments or other securities or assets of the Parent or a Subsidiary of the Parent or any business, Investments, other securities or assets or Equity Interests of a Subsidiary of the Parent, other than guarantees of obligations incurred by any Person acquiring all or any portion of such business, Investments, assets or Equity Interests for the purpose of financing such acquisition;
(viii)    obligations incurred by the Parent or any Subsidiary of the Parent in connection with (v) insurance premium financing arrangements, (w) deferred compensation payable to directors, officers, members of management, employees or consultants of the Parent or any Subsidiary of the Parent or of its Manager or any Subsidiary of its Manager, (x) contingent obligations arising under indemnity agreements to title insurance companies to cause such title insurers to issue title insurance policies in the ordinary course of business with respect to real property of the Parent or any Subsidiary of the Parent, (y) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law and (z) obligations, contingent or otherwise, for the payment of money under any non-compete, consulting or similar arrangements entered into with the seller of a business or any other similar arrangements providing for the deferred payment of the purchase price for an Investment or other securities or assets or any other acquisition;
(ix)    obligations of the Parent or any of its Subsidiaries owed to banks and other financial institutions incurred in the ordinary course of business of the Parent and its Subsidiaries in connection with Cash Management Obligations and other ordinary banking arrangements to provide treasury services or to manage cash balances of the Parent and its Subsidiaries; and
(x)    obligations consisting of promissory notes issued by the Parent or any Subsidiary of the Parent to future, present or former directors, officers, employees or consultants of the Parent or any Manager or any of their respective Subsidiaries or their respective assigns, estates, heirs, family members, spouses, former spouses, domestic partners or former domestic partners to finance the purchase, redemption or other acquisition, cancellation or retirement of Equity Interests, or options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests or other equity-based awards, of the Parent or any Subsidiary of the Parent.
For purposes of determining the amount of Indebtedness under any covenants, definitions or other provisions of this Indenture: (a) guarantees of, and obligations in respect of, letters of credit, bankers’ acceptances and other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included and the incurrence or creation of any such guarantees, obligations or Liens shall not be deemed to be the incurrence of Indebtedness; (b) unless otherwise expressly provided in this Indenture, the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; (c) the amount of a guarantee of Indebtedness of another Person shall be the amount of such liability as determined in accordance with GAAP; (d) the amount of any commitment to make loans, advances or other Investments, or to purchase Investments, Persons or other securities or assets shall be the amount of such liability as determined in accordance with GAAP; (e) for a group of derivative contracts (which may be one derivative contract) constituting Indebtedness between an Ellington Party and a Derivative Counterparty, the amount of Indebtedness for such group shall be the excess, if any, of the aggregate liabilities in such group over the aggregate assets in such group, each as determined in accordance with GAAP; and (f) if any Person shall own, directly or indirectly, less than 100% of the outstanding common Equity Interests of any Subsidiary of such Person, then only a pro rata portion of the Indebtedness of such Subsidiary shall be included for purposes of determining the amount of Indebtedness of such Person and its Subsidiaries on a consolidated basis. For purposes of clarity, it is understood and agreed that, anything in this Indenture to the contrary notwithstanding, Indebtedness of variable interest entities (within the meaning of GAAP) shall not be deemed Indebtedness of any Person or any of its Subsidiaries.
“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
“Initial Notes” means the $210,000,000 aggregate principal amount of Notes issued on the Issue Date, and any additional Notes in an amount not to exceed $15,000,000 in aggregate principal amount issued subsequent to the Issue Date pursuant to the Initial Purchaser’s Option.
“Initial Purchaser” means Piper Sandler & Co., a Delaware corporation.
“Initial Purchaser’s Option” means the remaining option to purchase up to $15,000,000 additional aggregate principal amount of Notes granted to the Initial Purchaser pursuant to the Purchase Agreement dated as of March 28, 2022 among the Parent, the Issuers, the Manager and the Initial Purchaser relating to the initial offering of the Notes.
“Insolvency Event” means, with respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any part of its assets or property in an involuntary case under any applicable Insolvency Law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any part of its assets or property, or ordering the winding up or liquidation of such Person’s affairs, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any applicable Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of any action by such Person in furtherance of any of the foregoing.
“Insolvency Laws” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Intercompany Indebtedness” means Indebtedness of the Parent or any of its Subsidiaries owing to the Parent or any of its Subsidiaries.
“Interest Payment Date” means April 1 and October 1, commencing on October 1, 2022.
“Investment” means any direct or indirect loan, loan origination or other extension of credit (including a guarantee), any capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), any Equity Interests, bonds, notes, debentures or other securities or evidences of indebtedness, any servicing rights, any real property or interests in real property (including, without limitation, improvements, fixtures and accessions thereto and ground leases), and any other investment assets (whether tangible or intangible). “Investment” shall exclude extensions of trade credit in the ordinary course of business, but, unless otherwise expressly stated or the context otherwise requires, shall include acquisitions of any of the foregoing or of any Person, whether by merger, consolidation, acquisition of Equity Interests or assets or otherwise.
“Issue Date” means March 31, 2022.
“Issuers” means the Persons named as the “Issuers” in the first paragraph of this Indenture, until a successor Person or Persons shall have become such pursuant to the applicable provisions of this Indenture, or until any additional Person or Persons shall have become an Issuer for purposes of this Indenture and the Notes by executing and delivering a supplemental indenture hereto and other such documents and instruments as the Trustee may reasonably require, and thereafter, “Issuers” shall include each such successor Person and each such additional Person, as applicable.
“Issuers’ Request” or “Issuers’ Order” means a written request or order signed in the names of the Issuers by any Officer, and delivered to the Trustee or Paying Agent, as applicable.
“Legal Defeasance” has the meaning specified in Section 1302 of this Indenture.
“Legal Holiday” means a Saturday, a Sunday or a day on which the Corporate Trust Office, the office of the Paying Agent or banking institutions in New York City are authorized or required by law, regulation or executive order to close.
“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).
“Manager” means Ellington Financial Management LLC, a Delaware limited liability company, and its successors as manager of the Parent and its direct and indirect Subsidiaries, including the Issuers.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.
“Net Asset Value” means, as of the date of determination, the total value of the assets less the total value of the liabilities shown on the Parent’s consolidated balance sheet, on such date, as calculated and determined in accordance with GAAP.
“Net Cash Proceeds” means with respect to any issuance or sale of Equity Interests or incurrence of Indebtedness, the cash proceeds of such issuance, sale or incurrence, as the case may be, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts and commissions and brokerage, consultant and other fees and expenses incurred in connection with such issuance, sale or incurrence, as the case may be, and net of taxes paid or payable as a result thereof.
“Net Equity Capital Activity” means the aggregate Net Cash Proceeds from the sale by the Parent of its Equity Interests at any time after the date of this Indenture less (i) the aggregate amount paid by the Parent after the date of this Indenture to repurchase its Equity Interests and (ii) the aggregate amount of cash distributions made by the Parent to the holders of its Equity Interests at any time after the date of this Indenture.
“Non-IG Rating” has the meaning specified in Section 301.
“Non-Recourse Exclusions” means, with respect to any Securitization or Indebtedness, (a) such representations, warranties, covenants and indemnities which are customarily (as determined by the Parent) made by sellers of financial assets or other Securitization Assets, including Securitization Repurchase Obligations, (b) such customary (as determined by the Parent) carve-out matters for which the Parent or any of its Subsidiaries acts as guarantor in connection with any such Securitization or Indebtedness, such as fraud, misappropriation and misapplication of funds, misrepresentation, criminal acts, repurchase obligations for breach of representations or warranties, environmental indemnities, Insolvency Events, non‑approved transfers, material adverse effect clauses and regulatory proceedings.
“Non-Recourse Indebtedness” means Indebtedness in respect of which recourse for payment (except for Non-Recourse Exclusions) is contractually limited to specific assets encumbered by a Lien securing such Indebtedness.
“Note Register” and “Note Registrar” have the respective meanings specified in Section 304.
“Notes” means any 5.875% Senior Notes due 2027 of the Issuers authenticated and delivered under this Indenture. The Initial Notes and any Additional Notes shall be treated as a single series for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase, and shall vote and consent together as one class on all matters with respect to the Notes (except that any series of Notes that is not fungible with the Initial Notes for U.S. Federal income tax purposes shall be treated for purposes of provisions of this Indenture relating to transfer and exchange as a separate class that does not trade fungibly with Notes that have differing treatment under U.S. Federal income tax law and shall be assigned a different CUSIP or other identification number), and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“NRSRO” has the meaning specified in Section 301.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the Notes or the Parent Guarantee or in respect thereto.
“Officer” means any of the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, the Treasurer, the Secretary, the General Counsel, the Deputy General Counsel, and any director of an Issuer, the Parent or the Manager. For all purposes under this Indenture, all references to an Officer of an Issuer are deemed to include any Officer of the Manager (who are authorized signatories for the Issuers).
“Officer’s Certificate” means a certificate signed on behalf of the Issuers by an Officer of each Issuer that meets the requirements set forth in this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Issuers. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Issuers or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various covenants have been complied with.
“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
(1)    Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(2)    Notes, or portions thereof, for whose payment or redemption funds in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if the Issuers shall act as their own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
(3)    Notes, except to the extent provided in Sections 1302 and 1303, with respect to which the Issuers have effected Legal Defeasance or Covenant Defeasance as provided in Article Thirteen; and
(4)    Notes which have been paid pursuant to this Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to Section 305 of this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of the Issuers;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Issuers or any other obligor upon the Notes or any Affiliate of the Issuers or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.
“Parent” means Ellington Financial Inc. and its successors and assigns, as required under Article 15 hereof.
“Parent Guarantee” means the guarantee issued by the Parent pursuant to Article 15 hereof.
“Paying Agent” means any Person (including the Issuers acting as Paying Agent) authorized by the Issuers to pay the principal of (and premium, if any) or interest on, or any Redemption Price of, any Notes on behalf of the Issuers.
“Permitted Indebtedness” means, without duplication, Indebtedness of the Parent or any of its Subsidiaries to the extent the Net Cash Proceeds from such Indebtedness are, within 120 days after such Indebtedness is incurred:
(a)    used to purchase any or all of the Notes tendered in a Change of Control Offer made as a result of a Change of Control Triggering Event;
(b)    used to redeem any or all of the Notes pursuant to Article Eleven of this Indenture; or
(c)    deposited to effect Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture pursuant to Article Four or Thirteen, as the case may be.
Accrual of interest, accretion or amortization of original issue discount and payment of interest on any Indebtedness in the form of additional Indebtedness with substantially the same terms will not be deemed to be an incurrence of Indebtedness for purposes of the definition of “Permitted Indebtedness.”
“Permitted Liens” means:
(1)    Liens securing the Parent’s and the Issuers' obligations under the Notes and the Parent Guarantee;
(2)    Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided any reserve or other appropriate provision as is required by GAAP has been made therefor; and
(3)    Liens of a depository institution or broker-dealer arising solely by virtue of any contractual, statutory or common law provisions relating to broker’s Liens, banker’s Liens, rights of set-off or similar rights and remedies as to deposit or brokerage accounts or other funds maintained with such depository institution or broker-dealer.
“Person” means any individual, corporation, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Place of Payment,” with respect to any Note, means the place or places where the principal of, or any premium or interest on, such Note are payable as provided in or pursuant to this Indenture or such Note.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 305 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.
“Protected Purchaser” has the meaning specified in Section 305 of this Indenture.
“Qualifying Trustee” has the meaning specified in Section 1305 of this Indenture.
“Recourse Indebtedness” means all Indebtedness other than Non-Recourse Indebtedness and Securitization Indebtedness.
“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price,” has the meaning specified in Section 1101 of this Indenture.
“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, replace or refund (including pursuant to any defeasance, covenant defeasance or satisfaction, discharge or similar mechanism), or to issue a security or incur new Indebtedness in exchange or replacement for such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
“Regular Record Date” has the meaning specified in Section 301 of this Indenture.
“Repurchase Agreement” means an agreement between the Parent and/or any of its Subsidiaries, as seller (in any such case, the “Repo Seller”), and one or more banks, other financial institutions and/or other investors, lenders or other Persons, as buyer (in any such case, the “Repo Buyer”), and any other parties thereto, under which the Parent and/or such Subsidiary or Subsidiaries, as the case may be, are permitted to finance the origination or acquisition of loans, Investments, Equity Interests, other securities, servicing rights and/or any other tangible or intangible property or assets and interests in any of the foregoing (collectively, “Applicable Assets”) by means of repurchase transactions (including reverse repos) pursuant to which the Repo Seller sells, on one or more occasions, Applicable Assets to the Repo Buyer with an obligation of the Repo Seller to repurchase such Applicable Assets on a date or dates and at a price or prices specified in or pursuant to such agreement, and which may also provide for payment by the Repo Seller of interest, fees, expenses, indemnification payments and other amounts, and any other similar agreement, instrument or arrangement, together with any and all existing and future documents related thereto (including any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents and guarantees), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified or Refinanced in any manner (whether before, upon or after termination or otherwise) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications or Refinancings of any of the foregoing), and whether or not with the original or other sellers, buyers, guarantors, agents, lenders, banks, financial institutions, investors or other parties.
“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer this Indenture, and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who in each case shall have direct responsibility for the administration of this Indenture.
“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.
“Securitization” means a public or private transfer, sale or financing of servicing advances, mortgage loans, installment contracts, other loans and related assets, accounts receivable, real estate assets, mortgage receivables, corporate loans, consumer loans, Investments or any other assets capable of being securitized (collectively, “Securitization Assets”) by which the Parent and/or any of its Subsidiaries directly or indirectly participates as a seller or transferor in the securitization of a pool of specified Securitization Assets or incurs Non-Recourse Indebtedness secured by specified Securitization Assets, including any such transaction involving the sale of Securitization Assets.
“Securitization Indebtedness” means (i) Indebtedness of the Parent or any of its Affiliates incurred pursuant to Securitizations and (ii) any Indebtedness consisting of advances made to the Parent or any of its Affiliates based upon securities issued in a Securitization and acquired or retained by the Parent or any of its Affiliates.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Securitization to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Single-A Rating” has the meaning specified in Section 301.
“Six-Month Interest Period” has the meaning specified in Section 301.
“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Issuers pursuant to Section 306.
“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means (i) any corporation that is consolidated by the Parent in accordance with GAAP, whose outstanding Voting Stock is at the time owned, directly or indirectly, by the Parent or by one or more of its Subsidiaries, or by the Parent and one or more of its Subsidiaries, (ii) any general partnership, limited liability company, joint venture or similar entity that is consolidated by the Parent in accordance with GAAP, whose outstanding partnership, membership or similar interests is at the time owned by the Parent or by one or more of its Subsidiaries, or by the Parent and one or more of its Subsidiaries, and (iii) any limited partnership of which the Parent or any of its Subsidiaries is a general partner.
“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of the earlier of the second business day prior to (a) such Redemption Date or (b) the date on which the Notes are defeased or satisfied and discharged, of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to April 1, 2024; provided, however, that if the period from the Redemption Date to April 1, 2024 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trigger Period” has the meaning specified in Section 1009.
“Triple-B Rating” has the meaning specified in Section 301.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.
“Trustee” means Wilmington Trust, National Association, until a successor replaces it and, thereafter, means the successor.
“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
“U.S. Person” means a U.S. person as defined in Rule 902(k) promulgated under the Securities Act.
“Voting Stock,” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Section 103.    Compliance Certificates and Opinions. Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel meeting the requirements set forth below.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1006(a) of this Indenture) shall include:
(1)    a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
Section 104.    Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuers or Parent may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Issuers or Parent stating that the information with respect to such factual matters is in the possession of the Issuers or Parent, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 105.    Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing or (ii) in the case of Notes represented by a Global Note, by any electronic transmission or other message, whether or not in written format, that complies with the Depository’s Applicable Procedures; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or the certification of such electronic transmissions or other messages, as the case may be, is delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments or such electronic transmissions or other messages (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or sending such electronic transmissions or other messages. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.
The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.
If the Issuers shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. Such record date shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.
Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
Without limiting the generality of the foregoing, a Holder, including the Depository that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in this Indenture to be made, given or taken by Holders, and the Depository that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depository’s standing instructions and customary practices.
The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by the Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in this Indenture to be made, given or taken by Holders.
Section 106.    Notices, Etc. to Trustee and Issuers. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
(1)    the Trustee by any Holder or by the Issuers shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Ellington Financial Notes Administrator, or
(2)    the Issuers by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Issuers addressed to them at Ellington Financial Inc., 53 Forest Avenue, Old Greenwich, Connecticut 06870; Attention Chief Executive Officer, or at any other address previously furnished in writing to the Trustee by the Issuers.
The Issuers or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, as may be amended from time to time to reflect additions or deletions from the listing if the Issuers elect to give the Trustee e-mail instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuers agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.
Section 107.    Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Issuers or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Note Register, within the time prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication shall be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to any Holder of a Global Note or beneficial owner of an interest therein (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository for such Global Note (or its designee) according to the Applicable Procedures of the Depository.
Section 108.    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only, are not intended to be considered a part hereof and shall in no way affect the construction of, or modify or restrict, any of the terms or provisions hereof.
Section 109.    Successors and Assigns. All agreements of the Parent and the Issuers in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.
Section 110.    Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 111.    Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112.    Governing Law; Jury Trial Waiver; Jurisdiction. This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.
EACH OF THE ISSUERS, THE PARENT, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
The Issuers and the Parent Guarantor (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the City of New York, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.
Section 113.    Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Change of Control Payment Date or Stated Maturity or other Maturity of any Note shall be a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Change of Control Payment Date or at the Stated Maturity or other Maturity; provided that no interest shall accrue for purposes of such payment for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date, Stated Maturity or other Maturity, as the case may be.
Section 114.    No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, manager, employee, incorporator or equity holder of the Parent or the Issuers shall have any liability for any obligations of the Parent or the Issuers under the Notes, this Indenture, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 115.    Trust Indenture Act Not Applicable. Except with respect to provisions of the TIA expressly incorporated herein, this Indenture shall not be governed by the TIA.
Section 116.    Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be original, but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by pdf transmission or other electronic means shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto transmitted by pdf transmission or other electronic means shall he deemed to be their original signatures for all purposes.
Section 117.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics or pandemics and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire system or other wire or payment system.
Section 118.    U.S.A. Patriot Act. The Issuers acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Issuers agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
ARTICLE TWO
NOTE FORMS
Section 201.    Form and Dating. Provisions relating to the Initial Notes and the Additional Notes are set forth in Appendix A attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes, any Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers or the Parent are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuers). Each Note shall be dated the date of its authentication. The respective terms of the Notes set forth in the Appendix and Exhibit 1 to Appendix A are part of the terms of this Indenture.
Section 202.    Execution, Authentication, Delivery and Dating. The Notes, when issued, shall be executed on behalf of the Issuers by an Officer of each Issuer. The signature of an Officer on the Notes may be manual or facsimile or via pdf transmission or other electronic means of the present or any future such authorized Officer and may be imprinted or otherwise reproduced on the Notes.
Notes bearing the signature of an individual who was at any time a proper Officer of an Issuer shall bind such Issuer, notwithstanding that such individual ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.
At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication, together with an Issuers' Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuers' Order shall authenticate and deliver such Notes.
On the Issue Date, the Issuers shall deliver the Initial Notes executed by the Issuers in the aggregate principal amount of $210,000,000 to the Trustee for authentication, together with an Issuers' Order directing the Trustee to authenticate such Notes, and the Trustee in accordance with such Issuers’ Order shall authenticate and deliver such Initial Notes, and the Issuers shall deliver further Initial Notes upon exercise of the Initial Purchaser’s Option up to an aggregate additional principal amount of $15,000,000 to the Trustee for authentication, together with an Issuers’ Order directing the Trustee to authenticate such Notes, and the Trustee in accordance with such Issuers' Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Issuers may deliver Additional Notes executed by the Issuers to the Trustee for authentication, together with (i) an Issuers' Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and (ii) an Opinion of Counsel which shall state that such Additional Notes, when authenticated and delivered by the Trustee and issued by the Issuers, will constitute valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Thereafter, the Trustee in accordance with such Issuers' Order shall authenticate and deliver such Additional Notes.

Each Note shall be dated the date of its authentication.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibit 1 to the Appendix, duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
In case an Issuer, pursuant to Article Eight of this Indenture, shall be consolidated or merged with or into any other Person or shall sell, assign, transfer, lease or otherwise convey all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which such Issuer shall have been merged, or the Person which shall have received a sale, assignment, transfer, lease or other conveyance as aforesaid, shall have expressly assumed the obligations of such Issuer pursuant to Article Eight of this Indenture, any of the Notes authenticated or delivered prior to such consolidation, merger, sale, assignment, transfer, lease or other conveyance may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the Issuers' Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.
ARTICLE THREE
THE NOTES
Section 301.    Title and Terms. The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however that any Additional Notes issued under this Indenture shall rank pari passu with the Initial Notes, shall be issued in accordance with Sections 202 and 312 hereof, shall form a single series with the Initial Notes and (except as set forth in Section 312) shall have the same terms as to status, redemption or otherwise as the Initial Notes.
The Notes shall be known and designated as the “5.875% Senior Notes due 2027” of the Issuers. The Stated Maturity of the Notes shall be April 1, 2027, and the Notes shall bear interest at the rate set forth below from March 31, 2022, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on October 1, 2022 and semi-annually thereafter on April 1 and October 1 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business on the March 15 and September 15 immediately preceding such Interest Payment Date (each, a “Regular Record Date”).
The initial annual interest rate of 5.875% per annum is subject to adjustment from time to time based on changes to the ratings of the Notes by one or more “nationally recognized statistical rating organizations” within the meaning of Section 3(a)(62) of the Exchange Act (each, an “NRSRO”).
The annual interest rate on the Notes will increase by 0.25% beginning on the first day of any Six-Month Interest Period (as defined below) if as of such day the Notes have a Triple-B Rating (as defined below), and likewise it will increase by 0.50% in excess of the initial rate beginning on the first day of any Six-Month Interest Period if as of such day the Notes have either a Non-IG Rating (as defined below) or no rating from any NRSRO. In the event that the annual interest rate on the Notes increases due to one or more downgrades, the rate will revert to the initial interest rate beginning on the first day of any Six-Month Interest Period if as of such day the Notes have a Single-A Rating (as defined below), and it will revert to 0.25% over the initial interest rate beginning on the first day of any Six-Month Interest Period if as of such day the Notes have been upgraded from a Non-IG Rating to a Triple-B Rating.
The Issuers will notify the Trustee and the Holders in writing of any change in the ratings of the Notes requiring a change in the interest rate on the Notes and the effective dates thereof, and in no event will the Trustee be responsible for monitoring the ratings of the Notes, determining whether any interest rate on the Notes is subject to change or notifying Holders of any of the foregoing.. Further, in no circumstances will the annual interest rate exceed the initial rate by more than 0.50% due to changes in ratings of the Notes, and in no event will it ever be less than the initial rate.
For purposes of this Indenture, the following terms are defined thus:
“Six-Month Interest Period” means the period beginning on each Interest Payment Date for the Notes and ending on the day immediately preceding the commencement of the next following Interest Payment Date for the Notes. The initial Six-Month Interest Period will begin on the first Interest Payment Date for the Notes.
A “Triple-B Rating” will occur if as of the last day of the immediately preceding Six-Month Interest Period:
(1)    assuming the Notes are rated by only one NRSRO, the then most recent rating from such NRSRO is no lower than a BBB- and no higher than a BBB+;
(2)    assuming the Notes are rated by only two NRSROs, the then lower of the most recent ratings from such NRSROs is no lower than a BBB- and no higher than a BBB+; or
(3)    assuming the Notes are rated by three or more NRSROs, the then second lowest of the most recent ratings from such NRSROs is no lower than a BBB- and no higher than a BBB+.
A “Non-IG Rating” will occur if as of the last day of the immediately preceding Six-Month Interest Period:
(1)    assuming the Notes are rated by only one NRSRO, the then most recent rating from such NRSRO is a BB+ or lower;
(2)    assuming the Notes are rated by only two NRSROs, the then lower of the most recent ratings from such NRSROs is a BB+ or lower; or
(3)    assuming the Notes are rated by three or more NRSROs, the then second lowest of the most recent ratings from such NRSROs is a BB+ or lower.
A “Single-A Rating” will occur if as of the last day of the immediately preceding Six-Month Interest Period:
(1)    assuming the Notes are rated by only one NRSRO, the then most recent rating from such NRSRO is at least an A-;

(2)    assuming the Notes are rated by only two NRSROs, the then lower of the most recent ratings from such NRSROs is at least an A-; or
(3)    assuming the Notes are rated by three or more NRSROs, the then second lowest of the most recent ratings from such NRSROs is at least an A-.
The ratings categories referred to in the preceding definitions are those used by Egan-Jones but are deemed to refer also to the equivalent ratings of any other NRSRO.
The Issuers agree to use commercially reasonable efforts to maintain a rating of the Notes by at least one NRSRO at all times while the Notes are Outstanding.
The principal of (and premium, if any), and interest on the Notes shall be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by the Depository or its nominee shall be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof, and all payments of principal, premium, if any, and interest with respect to one or more Certificated Notes at Stated Maturity shall be made against presentation of such Certificated Note at the office or agency of the Issuers maintained for such purpose.
Section 302.    Denominations. The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
Section 303.    Temporary Notes. Pending the preparation of definitive Notes, the Issuers may execute, and upon receipt of an Issuers' Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as conclusively evidenced by their execution of such Notes.
If temporary Notes are issued, the Issuers shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers designated for such purpose pursuant to Section 1002 without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute and upon receipt of an Issuers' Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.
Section 304.    Note Registrar; Paying Agent; Registration of Transfer and Exchange. The Issuers shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided. The Trustee is hereby initially appointed to act as the Paying Agent and to act as custodian with respect to the Global Notes.
Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 1002, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations or a like aggregate principal amount.
At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuers shall execute, and upon receipt of an Issuers' Order the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.
All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Issuers and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 202, 303, 905 or 1110 not involving any transfer.
Section 305.    Mutilated, Destroyed, Lost and Stolen Notes. If (1) any mutilated Note is surrendered to the Trustee, or (2) the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuers and the Trustee such security or indemnity as may be required to protect the Issuers, the Trustee and any Authenticating Agent or other agent of the Issuers or the Trustee from any loss that any of them may suffer if a Note is replaced, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code) (a “Protected Purchaser”), the Issuers shall execute and upon its receipt of an Issuers' Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.
Upon the issuance of any new Note under this Section, the Issuers may require the payment of a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in replacing a Note.
Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 306.    Payment of Interest; Interest Rights Preserved.
(a)    Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuers maintained for such purpose pursuant to Section 1002; provided, however, that, subject to Section 301 hereof, each installment of interest may at the Issuers’ option be paid by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 307, to the address of such Person as it appears in the Note Register or (2) transfer to an account located in the United States maintained by the payee.
(b)    Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date (unless it is paid within an applicable grace period) by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuers, at its election in each case, as provided in clause (1) or (2) below:
(1)    The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuers shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment, provided, that notwithstanding anything to the contrary herein, a Special Record Date shall not be required with respect to defaulted interest paid within an applicable grace period. The Issuers shall promptly notify the Trustee of such Special Record Date, and cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 107, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
(2)    The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
(c)    Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 307.    Persons Deemed Owners. Prior to the due presentment of a Note for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 304 and 306) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuers, the Trustee or any agent of the Issuers or the Trustee shall be affected by notice to the contrary.
Section 308.    Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuers have not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Issuers shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act). Evidence of the cancellation of such Notes shall be delivered to the Issuers by the Trustee upon the Issuers’ Request. The Trustee shall maintain a record of all cancelled Notes. The Trustee shall provide the Issuers a list of all Notes that have been cancelled from time to time as requested by the Issuers.
Section 309.    Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
Section 310.    Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Note Registrar or a co-registrar with a request to register a transfer, the Note Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Note Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Note Registrar shall make the exchange as requested if the same requirements are met.
The Issuers shall not be required, and without the prior written consent of the Issuers, the Note Registrar shall not be required, to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before provision of a notice of redemption of Notes and ending at the close of business on the day of such provision, (ii) selected for redemption in whole or in part and (iii) beginning at the opening of business on any record date and ending on the close of business on the related Interest Payment Date.

Neither the Note Registrar nor the Trustee shall have the obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 311.    CUSIP Numbers. The Issuers in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” numbers, ISINs and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers, ISINs and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers, ISINs and “Common Code” numbers applicable to the Notes.
Section 312.    Issuance of Additional Notes. From time to time the Issuers may, without notice to or the consent of the Holders of the Notes, create and issue additional Notes having identical terms to the Initial Notes (other than the issue date, the issue price or the first payment of interest following the issue date of such additional Notes) (the “Additional Notes”). Such Additional Notes may be consolidated and form a single series with, and will vote together as one class on all matters with, the Initial Notes, provided that such Additional Notes shall be either fungible with the Initial Notes for U.S. Federal income tax purposes or issued under a different CUSIP or other identification number.
Notwithstanding anything else herein, with respect to any Additional Notes issued subsequent to the date of this Indenture, when the context requires, all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes originally issued under this Indenture.
ARTICLE FOUR
SATISFACTION AND DISCHARGE
Section 401.    Satisfaction and Discharge of Indenture. Upon the direction of the Issuers to the Trustee by an Issuers' Order, this Indenture shall cease to be of further effect, and the Trustee, on receipt of an Issuers' Order, at the expense of the Issuers, shall execute such instruments reasonably requested by the Issuers acknowledging satisfaction and discharge of this Indenture as to such Notes, when
(1)    either
(a)    all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 305 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or
(b)    all Notes not theretofore delivered to the Trustee for cancellation:

(i)    have become due and payable, or
(ii)    will become due and payable at their Stated Maturity within one year, or
(iii)    are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers, in the case of clause (i), (ii) or (iii) above, have deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in an amount sufficient to pay and discharge the entire indebtedness on all Notes not theretofore delivered to the Trustee for cancellation, including the principal of, and any premium and interest on, such Notes, to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date thereof, as the case may be;
(2)    the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and
(3)    the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge. In addition, nothing in this Section 401 shall be deemed to discharge the obligations of the Issuers to the Trustee under Section 607 and the obligations of the Issuers to any Authenticating Agent under Section 613 that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 402.    Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 401; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE FIVE
REMEDIES

Section 501.    Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)    default in the payment of any principal of, or premium, if any, on the Notes when due;
(2)    default in the payment of any interest on any Note when such interest becomes due and payable, and continuance of such default for a period of 30 days;
(3)    default in the performance, or breach, of any covenant or warranty of the Parent or the Issuers in this Indenture or any Note (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 501), and continuance of such default or breach for a period of 60 days after there has been given, in accordance with Section 106, to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
(4)    default under any bond, note, debenture or other evidence of indebtedness for borrowed money of or guaranteed by any of the Parent or the Issuers or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money of or guaranteed by any of the Parent or the Issuers that results in the acceleration of such indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000 or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, but only if such indebtedness for borrowed money is not discharged or such acceleration is not rescinded or annulled within 30 days after written notice, given in accordance with Section 106, to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;
(5)    the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of any of the Parent or the Issuers in an involuntary case or proceeding under any applicable Insolvency Laws or (B) a decree or order adjudging the Parent or an Issuer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any of the Parent or the Issuers under any applicable Federal or State law, or appointing a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of the Parent or the Issuers or of any substantial part of the property of Parent or the Issuers, or ordering the winding up or liquidation of the affairs of the Issuers, and the continuance of any such decree or order for relief unstayed and in effect for a period of 60 consecutive days; or
(6)    the commencement by any of the Parent or the Issuers of a voluntary case or proceeding under any applicable Insolvency Laws or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any of the Parent or the Issuers to the entry of a decree or order for relief in respect of any of the Parent or the Issuers in an involuntary case or proceeding under any applicable Insolvency Laws or to the commencement of any bankruptcy or insolvency ease or proceeding against any of the Parent or the Issuers, or the filing by any of the

Parent or the Issuers of a petition or answer or consent seeking reorganization or relief under any applicable Insolvency Laws, or the consent by any of the Parent or the Issuers to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of any of the Parent or the Issuers or of any substantial part of the property of any of the Parent or the Issuers, or the making by any of the Parent or the Issuers of an assignment for the benefit of creditors, or the taking of corporate action by any of the Parent or the Issuers in furtherance of any such action.
Section 502.    Acceleration of Maturity; Rescission and Annulment.
If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default specified in Section 501(5) or (6)), then either the Trustee or the Holders of not less than 25% of the aggregate principal amount of the Outstanding Notes may declare the principal of all the Notes, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by the Holders), and upon any such declaration such principal and such accrued and unpaid interest shall become immediately due and payable. If an Event of Default under Section 501(5) or (6) with respect to the Parent or an Issuer occurs and is continuing, then the principal of all the Notes, and accrued and unpaid interest, if any, thereon shall be automatically due and payable.
If a Default occurs with respect to any of the covenants set forth in Sections 1010, 1011 and 1012, such Default and all consequences thereof will be annulled, waived and rescinded automatically, without any action by the Trustee or the Holders of the Notes and without giving rise to an Event of Default, if within the 60-day cure period provided for in Section 501(3) following the giving of a Notice of Default to the Issuers respecting such Default, the Parent delivers an Officer’s Certificate to the Trustee stating that, as of a specified date subsequent to the end of the applicable fiscal quarter, such Default has been cured.
At any time after the Notes have been accelerated and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority of the aggregate principal amount of the Outstanding Notes, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if:
(1)    the Issuers have paid or deposited with the Trustee a sum of money sufficient to pay:
(a)    all overdue installments of any interest on any Notes which have become due otherwise than by such declaration of acceleration;
(b)    the principal of and any premium on any Notes which have become due otherwise than by such declaration of acceleration and, to the extent permitted by applicable law, interest thereon at the rate or respective rates, as the case may be, provided for in or with respect to such Notes, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Notes;
(c)    to the extent permitted by applicable law, interest upon installments of any interest, if any, which have become due otherwise than by such declaration of acceleration at the rate or respective rates, as the case may be, provided for in or with respect to such Notes, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Notes, and

(d)    all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607; and
(2)    all Events of Default, other than the non-payment of the principal of, any premium and interest on, Notes which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 513.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
Section 503.    Collection of Indebtedness and Suits for Enforcement by Trustee. If an Event of Default specified in Section 501(1) or (2) occurs and is continuing, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums due hereunder pursuant to this Article Five and unpaid, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon the Notes, wherever situated.
If an Event of Default specified in Sections 501(1) or (2) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by the judicial proceedings discussed above as the Trustee shall deem necessary to protect and enforce any such rights.
Section 504.    Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Parent or an Issuer or any other obligor, upon the Notes or the property of the Parent or the Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise.
(1)    to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(2)    to collect, receive and distribute any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 505.    Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
Section 506.    Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: To the payment of all amounts due the Trustee under Section 607;
SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and
THIRD: The balance, if any, to the Issuers or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 506.
Section 507.    Limitation on Suits. Subject to Section 508, no Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or Trustee, or for any other remedy hereunder, unless:
(1)    such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(2)    Holders of at least 25% in principal amount of the Outstanding Notes have made written request to the Trustee to pursue the remedy, and offered and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities incurred in compliance with such request;
(3)    the Trustee has not complied with such request within 60 days after the receipt thereof and such offer of security or indemnity; and

(4)    Holders of a majority in aggregate principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
Section 508.    Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the contractual right, which is absolute and unconditional, to institute suit for the enforcement of any payment of the principal of (and premium, if any) and interest on, the Notes on the respective dates that such payments are due, and such rights shall not be changed without the consent of such Holder.
Section 509.    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 510.    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 305, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 511.    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 512.    Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:
(1)    such direction shall not be in conflict with any rule of law or with this Indenture;
(2)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and
(3)    the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders not consenting.

Section 513.    Waiver of Default. Subject to Sections 508 and 902, the Holders of a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee may on behalf of the Holders of all such Notes waive any Default hereunder and its consequences, except a continuing Default or Event of Default (1) in respect of the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.
Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 514.    Waiver of Stay or Extension Laws. Each of the Issuers and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force that would prohibit or forgive the Issuers from paying any portion of the principal of, and premium, if any, and interest on the Notes.
Section 515.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 515 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 508 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.
ARTICLE SIX
THE TRUSTEE
Section 601.    Duties of the Trustee.
(a)    Except during the continuance of an Event of Default,
(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee will examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof including, but not limited to, the accuracy of mathematical calculations.
(b)    If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice in accordance with Section 106 of such Event of Default shall have been given to the Trustee by the Issuers, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The Trustee shall not be deemed to have knowledge of, or be required to act (including the sending of any notice) based on, any event unless a Responsible Officer of the Trustee receives written notice of such an event or has obtained actual knowledge of such an event.
(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that
(1)    this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;
(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
(3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(4)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity or security against such risk or liability is not reasonably assured to it;
(5)    the permissive right of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty; and
(6)    under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.
(d)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
Section 602.    Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall transmit notice of such Default or Event of Default within the later of 90 days after it occurs or 30 days after the Trustee obtains knowledge thereof unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if it determines that the withholding of such notice is in the interest of the Holders. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such Notes.
Section 603.    Certain Rights of Trustee.

(1)    The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original, pdf or other electronic form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
(2)    any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuers' Request or Issuers' Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
(3)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, request and rely upon an Officer’s Certificate and an Opinion of Counsel;
(4)    the Trustee may consult with counsel of its own selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel;
(5)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;
(6)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers during ordinary business hours, personally or by agent or attorney at the expense of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation;
(7)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(8)    the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(9)    the rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(10)    in no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(11)    the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;
(12)    the Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;
(13)    the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references this Indenture and the Notes;
(14)    the Trustee shall have the right to decline to take any action if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; and
(15)    the Trustee shall have no responsibility or liability for the acts or omissions of any other party, including the Paying Agent, Authenticating Agent or Depository (provided, however, that this protection shall not limit the responsibility or liability of Wilmington Trust, National Association, in its capacity as Paying Agent).
Section 604.    Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Issuers of any Notes or the proceeds thereof.
Section 605.    May Hold Notes. The Trustee, any Paying Agent, the Note Registrar or any other agent of the Issuers or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Issuers with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, however, that, if it acquires any conflicting interest within the meaning of the TIA, it must eliminate such conflict within 90 days or resign.
Section 606.    Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers.
Section 607.    Compensation and Reimbursement. The Parent and the Issuers agree:
(1)    to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)    except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and
(3)    to indemnify, jointly and severally, the Trustee and any predecessor Trustee and their respective agents, representatives, officers, directors and employees for, and to hold each of them harmless against, any and all losses, liabilities, claims, damages or reasonable out-of-pocket expenses, including taxes (other than the taxes based on the income of the Trustee), incurred without gross negligence or willful misconduct on its part as finally adjudicated by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim regardless of whether the claim is asserted by the Issuers, the Parent, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section.
The obligations of the Parent and the Issuers under this Section to compensate the Trustee, to pay or reimburse the Trustee for reasonable out-of-pocket expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Parent and the Issuers, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.
When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or (6), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Insolvency Laws.
The provisions of this Section shall survive the termination of this Indenture and resignation or removal of the Trustee.
Section 608.    Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and (5) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.
Section 609.    Resignation and Removal; Appointment of Successor.
(a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b)    The Trustee may resign at any time by giving written notice thereof within 30 days of such resignation to the Issuers. Upon receiving such notice of resignation, the Issuers shall promptly appoint a successor Trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.
(c)    The Trustee may be removed with 30 days’ notice at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Trustee and to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.
(d)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Issuers shall promptly appoint a successor Trustee by a Board Resolution. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuers. If no successor Trustee shall have been so appointed by the Issuers or the Holders and accepted such appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
(d)    The Issuers shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
Section 610.    Acceptance of Appointment by Successor.
(a)    Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
(b)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.
Section 611.    Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided that such corporation shall be otherwise qualified and eligible under this Article Six) without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 612.    Appointment of Co-Trustee.
(a)    Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the trust created under this Indenture may at the time be located, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of such trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the trust, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 608 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 609 hereof.
(b)    Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i)    all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent than under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the trust created by this Indenture or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;
(ii)    no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
(iii)    the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
(c)    Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Six. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.
(d)    Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
Section 613.    Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint an authenticating agent or agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes (an “Authenticating Agent”) and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent shall serve, in the manner provided for in Section 107. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuers. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuers and shall at all times be a corporation organized and doing business under the laws of the United States, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.
Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent (provided that such corporation shall be otherwise eligible under this Section) without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuers. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuers and shall give written notice of such appointment to all Holders of Notes in the manner provided for in Section 107. Any successor

Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
The Issuers agree to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Issuers and such Authenticating Agent.
If an appointment is made pursuant to this Section, the Notes may have endorsed thereupon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.
Wilmington Trust, National Association, as Trustee

By: [                                          ],
as Authentication Agent

By:
as Authorized Signatory

Dated:

ARTICLE SEVEN
[RESERVED]

ARTICLE EIGHT
MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS
Section 801.    Issuers May Consolidate, Etc., Only on Certain Terms.
An Issuer shall not, in any transaction or series of related transactions, consolidate with or merge into any Person (other than another Issuer or the Parent), unless:
(a)    either (A) such Issuer shall be the continuing Person (in the case of a merger), or (B) the successor Person (if other than such Issuer) formed by such consolidation or into which such Issuer is merged shall expressly assume the Issuer's obligations of due and punctual payment of the principal of, any premium and interest on, all the Outstanding Notes and the due and punctual performance and observance of every obligation in this Indenture and the Outstanding Notes to be observed or performed by such Issuer;
(b)    immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and
(c)    such Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802.    Successor Substituted. Upon any consolidation by an Issuer with or merger of an Issuer into any other Person in accordance with Section 801, the successor Person formed by such consolidation or into which such Issuer is merged shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture and the Notes with the same effect as if such successor Person had been named as an Issuer herein; and thereafter the predecessor Person shall be released from all obligations and covenants under this Indenture and the Notes.
ARTICLE NINE
AMENDMENT, SUPPLEMENT AND WAIVER
Section 901.    Amendments or Supplements Without Consent of Holders. Notwithstanding Section 902 hereof, without notice to or the consent of any Holder, the Parent, the Issuers and the Trustee, at any time and from time to time, may enter into an indenture or indentures supplemental hereto, for any of the following purposes:
(a)    to provide for the assumption of the Parent’s or the Issuers' obligations under this Indenture and the Notes by a successor Person in the case of a merger or consolidation of the Parent or an Issuer or the conveyance of all or substantially all of the assets of the Parent or an Issuer;
(b)    to add to the covenants of the Parent or the Issuers for the benefit of the Holders;
(c)    to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of Sections 609 and 610 hereof or a separate trustee or co-trustee pursuant to Section 612 hereof;
(d)    to cure any ambiguity or to correct or supplement any provision herein which may be defective or which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this indenture which shall not materially adversely affect the interests of the Holders of Notes then Outstanding, as determined by the Parent and the Issuers:
(e)    to add any additional Events of Default with respect to Notes for the benefit of the Holders of the Notes;
(f)    to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;
(g)    to secure the Notes or to provide a guarantee of the Notes or provide for one or more additional Issuers;
(h)    to qualify this Indenture under the Trust Indenture Act; or
(i)    to conform this Indenture or the Notes to the "Description of Notes" included in the offering memorandum dated March 28, 2022 relating to the initial offering of the Notes.
Upon the request of the Issuers and receipt by the Trustee of the documents described in Section 903 hereof, the Trustee shall join with the Issuers in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 902.    Amendments or Supplements with Consent of Holders. With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a purchase of, or tender offer for, the Notes), by Act of said Holders delivered to the Issuers and the Trustee, the Parent, the Issuers, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Notes or of modifying in any manner the rights of the Holders of such Notes under this Indenture; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Note affected thereby, shall:
(a)    change the Stated Maturity of the principal of, or premium, if any, or any installment of interest on any Note, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon or any premium payable upon the redemption thereof or otherwise, or change the Place of Payment where or the currency in which the principal of, any premium or interest on, any Note is payable, or impair the right to institute suit for the enforcement of any payment on the Notes when due,
(b)    reduce the requirements of Section 1404 for quorum or voting, or
(c)    modify any of the provisions of this Section 902 or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.
For the avoidance of doubt, the provisions of Section 1009 may be amended with consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes as described above. It shall not be necessary for any Act of Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
Section 903.    Execution of Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article Nine if the supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee, and if such supplemental indenture adversely affects such rights, duties, liabilities or immunities, the Trustee may but need not sign it. In executing any supplemental indenture, the Trustee shall receive and (subject to Section 601 hereof) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 103 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Parent and the Issuers, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.
Section 904.    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.    Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.
Section 906.    Notice of Supplemental Indentures. Promptly after the execution by the Issuers and the Trustee of any supplemental indenture that requires consent of Holders, the Issuers shall give notice thereof to the Holders, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuers to give such notice to the Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
ARTICLE TEN
COVENANTS
Section 1001.    Payment of Principal, Premium, if Any, and Interest. The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in Section 301 and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than an Issuer, holds as of 11:00 a.m. (Eastern Time) on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Issuers shall pay interest on overdue principal at the rate equal to the then applicable interest rate on the Notes, and it shall pay interest on overdue installments of interest at the same rate, in any case to the extent lawful.
Section 1002.    Maintenance of Office or Agency. The Issuers shall maintain an office or agency in the United States where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Issuers, unless the Issuers shall designate and maintain some other office or agency for one of more of such purposes. The Issuers shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands; provided that no office of the Trustee shall be an office or agency of the Issuers for the purpose of service of legal process against the Issuers.
The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.
Section 1003.    Paying Agent to Hold Money in Trust. If the Issuers shall at any time act as their own Paying Agent, they shall, on or before each due date of the principal (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of their action or failure so to act.

Whenever the Issuers shall have one or more Paying Agents for the Notes, they shall, prior to 11:00 a.m. (Eastern Time) on each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuers shall promptly notify the Trustee in writing of such action or any failure so to act.
The Issuers shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent shall:
(1)    hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(2)    give the Trustee written notice of any Default by the Issuers (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and
(3)    at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by an Issuers' Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
Subject to applicable laws relating to abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuers on the Issuers' Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers or the Parent for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as Trustee thereof, shall thereupon cease.
Section 1004.    Corporate or Other Existence. Subject to Article Eight, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate or other existence in accordance with the organizational documents (as the same may be amended from time to time) of the Issuers.
Section 1005.    Payment of Taxes and Other Claims. The Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Issuers or upon the income, profits or property of the Issuers; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings or negotiations or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes. Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal, premium or interest payments under this Indenture.
Section 1006.    Compliance Certificates.
(a)    The Parent shall deliver to the Trustee within 60 days after the end of each of the first three quarters of its fiscal year (beginning with the quarter ending June 30, 2022) an Officer’s Certificate stating that a review of the covenants in Sections 1010, 1011 and 1012 and the related definitions in Section 102 has been made by or under the supervision of the signing Officer with a view to determining whether the Parent was in compliance with each such covenant as of the end of such quarter or, if a Default with respect to any such covenant had occurred as of the end of such quarter, the certificate shall specify such Default and state whether or not it is then continuing.
(b)    The Parent shall deliver to the Trustee within 120 days after the end of each fiscal year (which as of the date hereof, ends on December 31), an Officer’s Certificate from the principal executive officer, principal financial officer or principal accounting officer of the Parent stating that a review of the activities of the Parent and the Issuers during the preceding fiscal year has been made by or under the supervision of the signing Officer with a view to determining whether the Parent and the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each of the Parent and the Issuers during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant contained in this Indenture (including those in Sections 1010, 1011 and 1012) and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default that is continuing, the certificate shall specify such Default.
(c)    The Parent shall file with the Trustee, and transmit to all Holders, the annual reports of the Parent and such information, documents and other reports, and such summaries thereof, as may be required pursuant to Section 314(a)(1) of the Trust Indenture Act, at the times and in the manner provided therein; provided, however, that any such information, documents and other reports filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is filed with the SEC, and the public availability of any such information, documents and other reports on the SEC’s EDGAR filing system shall be deemed to satisfy the foregoing delivery requirements. Delivery of such information, documents and other reports to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Parent’s and the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
(d)    When any Default has occurred and is continuing under this Indenture, the Issuers shall deliver to the Trustee an Officer’s Certificate specifying such event, notice or other action, and any actions that have been taken to cure such Default, within 30 days of becoming aware of its occurrence. For the avoidance of doubt, the Issuers shall have no obligation under this Section 1006(d) to give notice of any Default under any of the covenants in Sections 1010 through 1012 prior to the end of the fiscal quarter to which such covenant relates.
Section 1007.    Delivery of Rule 144A Information.
So long as any Notes remain Outstanding, if at any time the Parent is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Parent will prepare and will furnish to any Holder of Notes, any beneficial owner of an interest in a Global Note and any prospective purchaser or other prospective transferee of Notes designated by a Holder of Notes or a beneficial owner of an interest in a Global Note, promptly upon request and at the expense of the Issuers, the financial statements and other information specified in Rule 144A(d)(4) (or any successor provision thereto) under the Securities Act, in each case to the extent necessary to permit the resale or other transfer of Notes by such Holder or beneficial owner to be made in compliance with Rule 144A under the Securities Act.
Section 1008.    Reserved.
Section 1009.    Change of Control Offer.
Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the Issuers to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but excluding, the Change of Control Payment Date; provided, however, that if such date of purchase is after the taking of a record of the Holders on a record date and on or prior to the related Interest Payment Date, the accrued and unpaid interest shall be payable to the Person in whose name the repurchased Notes are registered on such record date. Notwithstanding the foregoing, the Issuers shall have no obligation to repurchase any Notes pursuant to this Section 1009 to the extent that the Issuers shall have exercised their right to redeem the Notes pursuant to Section 1101.
For purposes of this Section 1009, the term “Change of Control” means the occurrence of any one of the following:
(a)    the sale, assignment, lease, transfer or other conveyance (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Parent and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Parent or one or more of its Subsidiaries or a combination thereof or a Person controlled by the Parent or one or more of its Subsidiaries or a combination thereof; or
(b)    the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than any Subsidiary of the Parent) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Parent, measured by voting power rather than number of shares or the like.
Notwithstanding the foregoing, a transaction shall not be deemed to involve a “Change of Control” under clause (b) above if (i) the Parent becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Voting Stock of the Parent immediately prior to such transaction or (B) immediately following such transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of such holding company, measured by voting power rather than number of shares or the like.
For purposes of this Section 1009, the term “Change of Control Triggering Event” means the ratings of the Notes are downgraded by one or more NRSROs such that they fail to have at least a Triple-B Rating on any date during the period (the “Trigger Period”) commencing on the date of the first public announcement by the Parent of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which 60-day period will be extended for so long as the rating of the Notes is under publicly announced consideration for a possible downgrade as a result of the Change of Control by any NRSRO). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
Within 60 days following the date upon which the Change of Control Triggering Event has occurred, or, at the Issuers’ option, prior to any Change of Control but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that the Issuers shall have exercised their right to redeem the Notes pursuant to Section 1101, the Issuers shall send a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer, stating:
(1)    that a Change of Control Triggering Event has occurred (or may occur) and that such Holder has (or, if a Change of Control Triggering Event has not been consummated, may have) the right to require the Issuers to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but excluding, the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant Interest Payment Date as provided in the first paragraph of this Section 1009);
(2)    the circumstances regarding such Change of Control Triggering Event;
(3)    the purchase date (which shall be (i) no earlier than 30 days nor later than 60 days from the date such notice is sent, if sent after consummation of the Change of Control and (ii) on the date of the Change of Control, if such notice is sent prior to consummation of the Change of Control, in each case, other than as may be required by law) (such date, the “Change of Control Payment Date”); and
(4)    the instructions that a Holder must follow in order to have its Notes purchased.
Holders electing to have Notes purchased pursuant to a Change of Control Offer must surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the paying agent for the Change of Control Offer, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
On the Change of Control Payment Date, all Notes purchased by the Issuers under this Section shall be delivered to the Trustee for cancellation, and the Issuers shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.
The Issuers may make a Change of Control Offer in advance of a Change of Control and the Change of Control Payment Date, and the Change of Control Offer may be conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
The Issuers shall have no obligation to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements of this Section 1009 for such an offer made by the Issuers, and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 1009, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations by virtue thereof.
If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw their Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but excluding, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest on the relevant Interest Payment Date).
Section 1010.    Maintenance of Minimum Net Asset Value.
The Parent’s Net Asset Value as of the close of business on the last day of each of its fiscal quarters must be equal to or greater than $650,000,000 plus the greater of (i) zero dollars and (ii) 50% of Net Equity Capital Activity.
Section 1011.    Maintenance of Consolidated Recourse Indebtedness to Net Asset Value.
The ratio of (i) the Parent’s Consolidated Recourse Indebtedness to (ii) its Net Asset Value as of the close of business on the last day of each of its fiscal quarters must be equal to or less than 4.0 to 1.0.
Section 1012.    Maintenance of Consolidated Unencumbered Assets.
The ratio of (i) the Parent’s Consolidated Unencumbered Assets as of the close of business on the last day of each of its fiscal quarters to (ii) the aggregate principal amount of the Notes that are Outstanding as of each such date must be equal to or greater than 1.12 to 1.0.
ARTICLE ELEVEN
REDEMPTION OF NOTES
Section 1101.    Right of Redemption.
(a)    At any time prior to April 1, 2024, the Issuers may redeem the Notes, in whole or in part, at a Redemption Price equal to the sum of (a) 100% of the aggregate principal amount of the Notes to be redeemed plus (b) the Applicable Premium as of the Redemption Date, plus (c) accrued and unpaid interest, if any, to, but excluding, the Redemption Date . With respect to any redemption, the Issuers will notify the Trustee of the Applicable Premium promptly after the calculation of the Applicable Premium. The Trustee will not be responsible for calculating or verifying the Issuers’ calculation of the Applicable Premium.

(b)    At any time from and after April 1, 2024, the Issuers may redeem the Notes, in whole or in part, at the Redemption Prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date if redeemed during the twelve-month period beginning on April 1 of the years set forth below:

Redemption Year	Redemption Price
2024	102.9375%
2025	101.46875%
2026 and thereafter	100.000%

(c)    The Issuers may redeem all of the Notes at their election pursuant to the provisions of the final paragraph of Section 1009 and subject to the conditions specified therein.
(d)    Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to the relevant Redemption Date will be payable to the Holders of such Notes registered as such at the close of business on the relevant record dates according to their terms and the provisions of this Indenture.
Section 1102.    No Mandatory Redemption; Open Market Purchases. The Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuers or their Affiliates may from time to time acquire Notes by means other than a redemption, whether by tender offer, exchange offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws, upon such terms and at such prices as the Issuers or their Affiliates may determine, which may be more or less than the consideration for which the Notes are being sold and may be less than the redemption price then in effect and could be for cash or other consideration.
Section 1103.    Applicability of Article. Redemption of Notes at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture or the Notes, shall be made in accordance with such provision and this Article Eleven.
Section 1104.    Election to Redeem; Notice to Trustee. If the Issuers elect to redeem Notes pursuant to Section 1101 hereof, they shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be sent or mailed or caused to be sent or mailed to Holders pursuant to Section 1106 hereof (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the Redemption Price. Any notice to the Trustee delivered pursuant to this Section 1104 may be revoked by the Issuers prior to the delivery of any notice of redemption sent to Holders.
Section 1105.    Selection by Depository or the Trustee of Notes to Be Redeemed.
If less than all of the Notes are to be redeemed, and the Notes are Global Notes, the Notes to be redeemed will be selected by the Depository in accordance with the Depository’s standard procedures. If the Notes to be redeemed are Certificated Notes, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes not previously called for redemption, by lot or on a pro rata basis; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than the minimum denomination for a Note established herein.
The Trustee shall promptly notify the Issuers and the Note Registrar in writing of the Certificated Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal of such Notes which has been or is to be redeemed.
Section 1106.    Notice of Redemption. Notices of redemption shall be mailed by first class mail, postage prepaid (or in the case of Notes held in book-entry form, by electronic transmission, or as otherwise provided in accordance with the procedures of the Depository), at least 10 days but not more than 60 days before the Redemption Date to each Holder at such Holder’s registered address, except that notices of redemption may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. In connection with any redemption of Notes, any such redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent as provided below. All notices of redemption shall state:
(1)    the Redemption Date;
(2)    the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1108, if any;
(3)    if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed;
(4)    in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;
(5)    that on the Redemption Date the Redemption Price (and accrued and unpaid interest, if any, to, but excluding, the Redemption Date payable as provided in Section 1108) shall become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon shall cease to accrue on and after said date, subject to any condition precedent in that notice;
(6)    the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any;
(7)    the name and address of the Paying Agent;
(8)    that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
(9)    that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(10)    the “CUSIP” number, ISIN or “Common Code” number and that no representation is made as to the accuracy or correctness of the “CUSIP” number, ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes;
(11)    the paragraph of the Notes or Section of this Indenture pursuant to which the Notes are to be redeemed; and
(12)    any conditions precedent to which the redemption or notice is subject to and that, in the Issuers’ discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded at any time in the Issuers’ discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied or waived.
If the Issuers so request in the Officer’s Certificate delivered pursuant to Section 1104, the Trustee shall give the notice of redemption in the Issuers’ name and at its expense; provided that the Issuers shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent to Holders pursuant to this Section 1106 (unless a shorter notice shall be agreed to by the Note Registrar), a form of such notice setting forth the information specified in this Section 1106. Additionally, the Issuers may provide in any notice of redemption that payment of the Redemption Price, and the performance of their obligations with respect to such redemption may be performed by another Person; provided, however, that the Issuers will remain obligated to pay the Redemption Price and perform their obligations with respect to such redemption in the event such other Person fails to do so.
Section 1107.    Effect of Notice of Redemption. Once notice of redemption is provided in accordance with Section 1106 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price, subject to any condition precedent set forth in that notice. The notice, if provided in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 1108 hereof, on and after the Redemption Date, interest shall cease to accrue on Notes or portions of Notes called for redemption.
Section 1108.    Deposit of Redemption Price. Prior to 11:00 a.m. (Eastern Time) on any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if the Issuers are acting as their own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid interest, if any, on, all the Notes that are to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed or purchased. In addition, all money, if any, earned on funds held by the Trustee or the Paying Agent, if in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed or purchased shall be remitted to the Issuers.
Section 1109.    Notes Payable on Redemption Date.
(a)    Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date and assuming the satisfaction of any conditions precedent, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest to, but excluding, the Redemption Date), and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuers at the Redemption Price, together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date, and such Notes shall be canceled by the Trustee; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 306.

(b)    If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.
Section 1110.    Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article Eleven) shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 1002 (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuers shall execute, and upon receipt of an Issuers' Order the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; provided that no Note of $2,000 or less in principal amount will be redeemed in part.
ARTICLE TWELVE
[RESERVED]
ARTICLE THIRTEEN
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 1301.    Issuers’ Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers may, at their option, and at any time, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.
Section 1302.    Legal Defeasance and Discharge. Upon the Issuers’ exercise of the above option applicable to this Section 1302, the Parent and the Issuers shall be deemed to have been discharged from their obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1304 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1305 and the other Sections of this Indenture referred to in clauses (i) through (iv) of this paragraph, and to have satisfied all of its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuers, shall execute such instruments reasonably requested by the Issuers acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Notes to receive, solely from the trust fund described in Section 1304 and as more fully set forth in this Article Thirteen, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due; (ii) the obligations of the Parent, the Issuers and the Trustee with respect to such Notes under Sections 304, 305, 310, 1002 and 1003; (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations with respect thereto; and (iv) this Article Thirteen. The Issuers may exercise their option under this Section 1302 notwithstanding the prior exercise of their option under Section 1303 with respect to such Note.
Section 1303.    Covenant Defeasance. Upon the Issuers’ exercise of the above option applicable to this Section 1303, the Issuers and the Parent shall be released from their respective obligations under Sections 1004 through 1006 and Sections 1008 through 1012 with respect to such Outstanding Notes on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter, “Covenant Defeasance”), and such Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to such Outstanding Notes, the Issuers and the Parent may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(3) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.
Section 1304.    Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Notes:
(1)    The Issuers shall have irrevocably deposited or caused to be deposited with the Trustee (or another Trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (1) an amount in U.S. Dollars, or (2) Government Obligations applicable to such Notes which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Notes, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally-recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on such Outstanding Notes on the Stated Maturity of such principal (or premium, if any) or installment of interest or the applicable Redemption Date, as the case may be.
(2)    Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which any of them is bound.
(3)    No Event of Default or Default shall have occurred and be continuing on the date of such deposit, and, solely in the case of Legal Defeasance under Section 1302, no Event of Default or Default under clause (5) or (6) of Section 501 shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition to Legal Defeasance under Section 1302 shall not be deemed satisfied until the expiration of such period).
(4)    In the case of Legal Defeasance pursuant to Section 1302, the Issuers shall have delivered to the Trustee an opinion of independent counsel in the United States, appointed by the Issuers at their expense, stating that (x) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the beneficial owners of such Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; or, in the case of Covenant Defeasance pursuant to Section 1303, the Issuers shall have delivered to the

Trustee an opinion of independent counsel in the United States to the effect that the beneficial owners of such Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.
(5)    The Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance or Covenant Defeasance, as the case may be, under this Indenture have been complied with.
(6)    If the money or Government Obligations or combination thereof, as the case may be, deposited under clause (a) above is sufficient to pay the principal of, and premium, if any, and interest on the Outstanding Notes provided such Notes are redeemed on a particular Redemption Date, the Issuers shall have given the Trustee irrevocable instructions to redeem such Notes on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.
Section 1305.    Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. All cash and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the “Qualifying Trustee”) pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Qualifying Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Qualifying Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Obligations need not be segregated from other funds except to the extent required by law.
The Issuers shall pay and indemnify the Qualifying Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.
Anything in this Article Thirteen to the contrary notwithstanding, the Qualifying Trustee shall deliver or pay to the Issuers from time to time upon an Issuers' Request any money or Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally-recognized firm of independent public accountants, expressed in a written certification thereof delivered to the Qualifying Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article Thirteen.
Section 1306.    Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 1305; provided, however, that (a) if the Issuers make any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any other order or judgment of any court or governmental authority, the Trustee or Paying Agent (if other than the Issuers) shall return all such money and Government Obligations to the Issuers promptly after receiving a written request therefor at any time, if such reinstatement of the Issuers’ obligations has occurred and continues to be in effect.
Section 1307.    Repayment to Issuers. Subject to any laws relating to abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustees thereof, shall thereupon cease.
ARTICLE FOURTEEN
MEETINGS OF HOLDERS OF NOTES
Section 1401.    Purposes for Which Meetings May Be Called.
A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Notes.
Section 1402.    Call, Notice and Place of Meetings.
(1)    The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 1401, to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided in Section 107 not less than 21 nor more than 180 days prior to the date fixed for the meeting.
(2)    In case at any time the Issuers or the Holders of at least 10% in aggregate principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 107) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuers or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York.
Section 1403.    Persons Entitled to Vote at Meetings.
To be entitled to vote at any meeting of Holders of Notes, a Person shall be (1) a Holder of one or more Outstanding Notes, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuers and their counsel.

Section 1404.    Quorum; Action.
The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Notes shall constitute a quorum for a meeting of Holders of Notes. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1402(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes which shall constitute a quorum.
Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Notes.
Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of Notes, whether or not such Holders were present or represented at the meeting.
Section 1405.    Determination of Voting Rights; Conduct and Adjournment of Meetings.
(1)    Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 105 and the appointment of any proxy shall be proved in the manner specified in Section 105. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 105 or other proof.
(2)    The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuers or by Holders of Notes as provided in Section 1402(2), in which case the Issuers or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Notes represented at the meeting.
(3)    At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(4)    Any meeting of Holders of Notes duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.
Section 1406.    Counting Votes and Recording Action of Meetings.
The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuers, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE FIFTEEN
GUARANTEE OF NOTES
Section 1501.    Parent Guarantee.
Subject to this Article 15, the Parent hereby unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the Obligations of the Issuers hereunder and thereunder, that: (a) the principal of and premium, if any, and interest, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of and premium (to the extent permitted by law), interest on the Notes, and all other payment Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Parent will be obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Parent Guarantee, and shall entitle the Holders to accelerate the obligations of the Parent hereunder in the same manner and to the same extent as the Obligations of the Issuers.
The Parent hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against an Issuer, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of the Parent. The Parent further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that its Parent Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture.
If any Holder or the Trustee is required by any court or otherwise to return to an Issuer, the Parent, or any Custodian, Trustee or other similar official acting in relation to any of the Issuers or the Parent, any amount paid by an Issuer or the Parent to the Trustee or such Holder, the Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Parent agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby.
The Parent further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of its Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 5 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent for the purpose of its Parent Guarantee..

Section 1502.    Parent May Consolidate, etc., on Certain Terms.
(a)    The Parent shall not, in a single transaction or series of related transactions, consolidate with or merge with or into (whether or not the Parent is the surviving Person), another Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Parent’s properties and assets determined on a consolidated basis to any Person unless, (i) the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease or conveyance is made (if other than the Parent) unconditionally assumes all the obligations of the Parent under this Indenture and its Parent Guarantee pursuant to a supplement to this Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists, and (iii) such Person, if other than the Parent, is organized and existing under the laws of the United States, any state thereof or the District of Columbia. For purposes of this Section 1502, the sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of one or more Subsidiaries of the Parent, which properties and assets, if held by the Parent instead of such Subsidiaries, would constitute all or substantially all of the Parent’s properties and assets on a consolidated basis, will be deemed to be the sale, assignment, transfer, lease or conveyance of all or substantially all of the Parent’s properties and assets. Notwithstanding the foregoing, this covenant shall not apply with respect to any merger or consolidation of the Parent with or into a Subsidiary of the Parent or any Subsidiary of the Parent with or into any other Subsidiary of the Parent, or to any sale, assignment, transfer, lease or conveyance of assets among the Parent or any Subsidiary thereof.
(b)    In the case of any such consolidation or merger or any sale, assignment, transfer, lease or other conveyance and upon the assumption by the successor Person of the Parent Guarantee, by supplemental indenture, executed and delivered to the Trustee, and the due and punctual performance of all of the covenants of this Indenture to be performed by the Parent and the delivery by the Issuers to the Trustee of an Officer’s Certificate and Opinion of Counsel as to satisfaction of the above requirements, such successor Person shall succeed to and be substituted for the Parent with the same effect as if it had been named herein as the Parent and, thereafter, except in the case of a lease, the Parent shall be released from all obligations under this Indenture and the Notes.

Section 1503.    Execution and Delivery of Guarantee.
The execution by the Parent of this Indenture (or a Supplemental Indenture) evidences the Parent Guarantee of the Parent, whether or not the person signing as an officer of the Parent still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Parent Guarantee set forth in this Indenture on behalf of the Parent.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.
EF HOLDCO INC.
as an Issuer

By:    /s/ Laurence Penn
Name:    Laurence Penn
Title:     Chief Executive Officer

EF CAYMAN HOLDINGS LTD.
as an Issuer

By:    /s/ Laurence Penn
Name:    Laurence Penn
                        Title:    Director

ELLINGTON FINANCIAL REIT CAYMAN
LTD.
as an Issuer

By:    /s/ Laurence Penn
Name:    Laurence Penn
Title:     Director

ELLINGTON FINANCIAL REIT TRS LLC
as an Issuer

By:    /s/ Laurence Penn
Name:    Laurence Penn
                        Title:    Authorized Signatory

EF CAYMAN NON-MTM LTD.
as an Issuer

By:    /s/ Laurence Penn
Name:    Laurence Penn
                        Title:    Director

ELLINGTON FINANCIAL INC.
as Parent

By:    /s/ Laurence Penn
Name:    Laurence Penn
Title:    Chief Executive Officer and President
[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:    /s/ Christopher Spinelli
Name:    Christopher Spinelli
Title:    Vice President

[Signature Page to Indenture]

Appendix A
PROVISIONS RELATING TO INITIAL NOTES
1.Definitions.
1.1    Definitions.
For the purposes of this Appendix the following terms shall have the meanings indicated below:
“Additional Notes” has the meaning attributed thereto in the Indenture.
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depository for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
“Certificated Note” means any Note (other than a Global Note) bearing, if required, the appropriate legends set forth in Section 2.3(d) of this Appendix.
“Clearstream” means Clearstream Banking S.A. or any successor securities clearing agency.
“Depository” means The Depository Trust Company, its nominees and their respective successors.
“Distribution Compliance Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the original issue date with respect to such Notes.
“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear systems Clearance System or any successor securities clearing agency.
“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) (for (13), only family clients that are institutions) under the Securities Act and is not a QIB.
“Initial Notes” has the meaning set forth in the Indenture.
“Notes” means the Initial Notes and any Additional Notes, treated as a single series.
“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto, and shall initially be the Trustee.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Restricted Global Note” means any Note in global form that is required to bear the Restricted Notes Legend.
“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.
“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.
1.2    Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Certificated Notes Legend”	2.3(d)
“Global Notes”	2.1(a)
“Global Notes Legend”	2.3(d)
“IAI Global Note”	2.1(a)
“Indenture”	1.3
“OID Legend”	2.3(d)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Restricted Notes Legend”	2.3(d)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
1.3    Capitalized terms used in this Appendix, but not defined in this Appendix, have the meanings ascribed to such terms in the Indenture to which this Appendix is attached (the “Indenture”).
2.The Notes.
2.1    (a) Form and Dating. The Initial Notes shall be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”), (ii) IAIs in reliance on an applicable exemption from the registration requirements of the Securities Act and (iii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); Initial Notes initially resold to IAIs shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form (collectively, the “IAI Global Note”); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the Global Notes Legend, the applicable Restricted Notes Legend and, if applicable, the OID Legend set forth in Section 2.3(d) of this Appendix, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and upon receipt of an Issuers' Order authenticated by the Trustee as provided in the Indenture.
The Rule 144A Global Note, the IAI Global Note and the Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
(b)    Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuers shall execute and upon receipt of an Issuers' Order the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository or the nominee of the Depository and (b) shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instructions or held by the Trustee as custodian for the Depository.
Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.
(c)    Certificated Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Certificated Notes.
2.2    Authentication. The Trustee shall upon receipt of an Issuers' Order (as specified in Section 202 of the Indenture) promptly authenticate and deliver: (1) on the Issue Date, 5.875% Senior Notes due 2027 in an aggregate principal amount of $210,000,000, (2) upon exercise of the Initial Purchaser's Option, additional Notes in aggregate principal amount of up to $15,000,000 as specified in such Issuers' Order, and (3) any Additional Notes for an original issue in an aggregate principal amount specified in such Issuers' Order. Such Issuers' Order shall specify the aggregate principal amount of the Notes to be authenticated and the date on which the original issue of such Notes is to be authenticated.
2.3    Transfer and Exchange.
(a)    Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Note Registrar with a request:
(x)    to register the transfer of such Certificated Notes; or
(y)    to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:
(i)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
(ii)    in the case of Transfer Restricted Notes, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.3(b) of this Appendix or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form in Exhibit 2 for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.
(b)    Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
(i)    a certification from the transferor in the form in Exhibit 2 for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and
(ii)    written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so canceled. If the Global Note is not then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon receipt of an Issuers' Order, a new Global Note in the appropriate principal amount.
(c)    Transfer and Exchange of Global Notes.
(i)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Note Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred
(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)    Notwithstanding any other provisions of this Appendix, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
(iv)    Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided in Exhibit 2 for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note to an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit 3 to the Trustee.
(v)    During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided in Exhibit 2 for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.
(vi)    Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided in Exhibit 2 for an exchange from a Regulation S Global Note to an Unrestricted Global Note.
(vii)    Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Note Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth in Exhibit 2) and/or upon delivery of such legal opinions, certifications and other information as the Issuers or the Trustee may reasonably request.
(viii)    If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (vi) and (vii), the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the front of an Officer’s Certificate, a new Unrestricted Global Note in the appropriate principal amount.

(ix)    In the event that a Global Note is exchanged for Certificated Notes pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes (as set forth in Exhibit 2 hereto) intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.
(d)    Legends.
(i)    Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Restricted Notes Legend”):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY. PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES OR IAI NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS

THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) (FOR (13), ONLY FAMILY CLIENTS THAT ARE INSTITUTIONS) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES, BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, A CHURCH PLAN AS DEFINED IN SECTION 3(33) OF ERISA THAT HAS NOT MADE AN ELECTION UNDER SECTION 410(D) OF THE CODE, OR A NON-U.S. PLAN THAT IS SUBJECT TO PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER SIMILAR LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Each Certificated Note shall also bear the following additional legend (the “Certificated Notes Legend”):
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NOTE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Each Global Note shall bear the following additional legend (the “Global Notes Legend”):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]
If applicable, each Note shall also bear the following additional legend (the “OID Legend”):

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE’), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO

MATURITY RELATING TO THE SECURITIES BY CONTACTING THE ISSUERS AT 53 FOREST AVENUE, OLD GREENWICH, CT 06870.
(ii)    Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Note Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Certificated Note that does not bear the Restricted Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Note Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).
(e)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have been exchanged for Certificated Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
(f)    No Obligation on the Trustee.
(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered holders thereof (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
2.4    Certificated Notes.
(a)    A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of

Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and if: (i) the Depository notifies the Issuers that it is unwilling or unable to continue as depositary for such Global Note and the Depository fails to appoint a successor depositary within 90 days; (ii) the Depository ceases to be registered as a “clearing agency” under the Exchange Act, and in the case of either clause (i) or clause (ii), a successor depositary is not appointed by the Issuers within 90 days; or (iii) the Issuers at their option, notify the Trustee that they elect to cause the issuance of Certificated Notes and any Agent Member requests a Certificated Note in accordance with the Depository’s procedures.
(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Certificated Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable Restricted Notes Legend and the Certificated Notes Legend and, if applicable, the OID Legend.
(c)    Subject to the provisions of Section 2.4(b) hereof, the Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.
(d)    In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuers shall promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form without interest coupons. In the event that such Certificated Notes are not issued, the Issuers expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to the Indenture, including pursuant to Section 507, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Certificated Notes had been issued.

EXHIBIT 1
to Appendix A
[FORM OF FACE OF INITIAL NOTE]
[Insert, as applicable, the Global Notes Legend, Restricted Notes Legend, Certificated Notes Legend and OID Legend]
1

No.	$ [ ]
5.875% Senior Notes due 2027
CUSIP No. [          ]
ISIN No. [          ]
EF Holdco Inc., a Delaware corporation, EF Cayman Holdings Ltd., a Cayman Islands exempted company, Ellington Financial REIT Cayman Ltd., a Cayman Islands exempted company, Ellington Financial REIT TRS LLC, a Delaware limited liability company, EF Cayman Non-MTM Ltd., a Cayman Islands exempted company, together with any Person or Persons who subsequently become an Issuer pursuant to the provisions of the Indenture, jointly and severally promise to pay to _______________, or registered assigns, the principal sum of __________________, U.S. Dollars [or such greater or lesser amount as indicated in the attached Schedule of Increases or Decreases in Global Note]* on April 1, 2027.
Interest Payment Dates: April 1 and October 1.
Record Dates: March 15 and September 15.
Additional provisions of this Note are set forth on the other side of this Note.
ISSUERS:

EF HOLDCO INC.

By:____
Name:
Title:

EF CAYMAN HOLDINGS LTD.

By:____
Name:
Title:

ELLINGTON FINANCIAL REIT CAYMAN
LTD.

By:____
Name:
Title:

ELLINGTON FINANCIAL REIT TRS LLC

By:____
Name:
Title:

2

EF CAYMAN NON-MTM LTD.

By:____
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Trust National Association, as Trustee
certifies that this is one of the Notes
referred to in the Indenture.

By: ____________________
    Authorized Signatory

Dated:

* [To be added if the Note is to be issued in global form.]
3

[FORM OF REVERSE SIDE OF INITIAL NOTE]
5.875% Senior Notes due 2027
Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.
1. Principal and Interest
EF Holdco Inc., a Delaware corporation, EF Cayman Holdings Ltd., a Cayman Islands exempted company, Ellington Financial REIT Cayman Ltd., a Cayman Islands exempted company, Ellington Financial REIT TRS LLC, a Delaware limited liability company, EF Cayman Non-MTM Ltd., a Cayman Islands exempted company, (together with any Person or Persons who subsequently become an Issuer pursuant to the provisions of the Indenture, the “Issuers”), shall jointly and severally be obligated to pay the principal of this Note on April 1, 2027.
The Issuers jointly promise to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate set forth below.
Interest on the Notes shall accrue at the initial rate of 5.875% per annum and be payable in cash. Such rate is subject to adjustment as of the first day of any Six-Month Interest Period based on changes in the ratings of the Notes, as provided in Section 301 of the Indenture.
Interest shall be payable semi-annually in arrears on each April 1 and October 1, commencing October 1, 2022.
Interest on this Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 31, 2022. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
The Issuers shall pay interest on overdue principal at the rate equal to the then applicable interest rate on the Notes, and they shall pay interest on overdue installments of interest at the same rate, in any case to the extent lawful.
2. Method of Payment.
The Issuers shall pay interest on the principal amount of the Notes on each Interest Payment Date to the Persons who are Holders (as reflected in the Note Register) at the close of business on March 15 and September 15 immediately preceding the Interest Payment Date, in each case, even if the Note is transferred or exchanged after such Regular Record Date, except as provided in Section 306(b) of the Indenture with respect to Defaulted Interest; provided that with respect to the payment of principal, the Issuers shall make payment to the Holder that surrenders this Note to any Paying Agent on or after April 1, 2027.
The Issuers shall pay principal (and premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuers may pay principal (and premium, if any) and interest by a check payable in such money. The Issuers may pay interest on the Notes by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that all payments of principal (and premium, if any) and interest with respect to Notes represented by one or more Global Notes registered in the name of or held by the Depository or its nominee shall be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders
4

thereof. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is a Business Day as if made on the date that the payment was due, and no interest shall accrue for the intervening period.
3. Paying Agent and Note Registrar.
Initially, Wilmington Trust, National Association (the “Trustee”) shall act as Paying Agent and Note Registrar. The Issuers may change any Paying Agent or Note Registrar upon written notice thereto and without notice to the Holders. The Issuers may act as Paying Agent, Note Registrar or co-registrar.
4. Indenture.
The initial Issuers issued the Notes under an Indenture dated as of March 31, 2022 (the “Indenture”) by and among the Issuers, the Parent and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.
The Notes are unsecured senior obligations of the Issuers. The Indenture does not limit the aggregate principal amount of the Notes. Subject to the conditions set forth in the Indenture, the Issuers may issue Additional Notes. The Issuers’ obligations under the Notes are fully and unconditionally guaranteed by the Parent.
5. Mandatory Redemption.
The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
6. Optional Redemption; Change of Control Offer.
(1)    At any time prior to April 1, 2024, the Issuers may redeem the Notes, in whole or in part, upon notice as set forth in the Indenture, at a Redemption Price equal to the sum of (a) 100% of the aggregate principal amount of the Notes to be redeemed plus (b) the Applicable Premium as of the Redemption Date, plus (c) accrued and unpaid interest, if any, to, but excluding, the date of redemption. From and after April 1, 2024, the Issuers may redeem the Notes, in whole or in part, upon notice as specified in the Indenture, at the Redemption Prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date if redeemed during the twelve-month period beginning on April 1 of the years set forth below:

Redemption Year	Redemption Price
2024	102.9375%
2025	101.46875%
2026 and thereafter	100.000%
Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to the relevant Redemption Date will be payable to the Holders of such Notes (or one or more Predecessor Notes) registered as such at the close of business on the relevant record dates according to their terms and the provisions of the Indenture.
5

(2)    Upon the occurrence of a Change of Control Triggering Event, the Holder shall have the right to require the Issuers to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of this Note, pursuant to a Change of Control Offer made in accordance with Section 1009 of the Indenture, at a purchase price in cash equal to 101% of the principal amount hereof, plus accrued and unpaid interest hereon, if any, up to, but excluding, the Change of Control Payment Date (subject to the right of the holder of record of this Note on the relevant record date to receive interest on the relevant Interest Payment Date as provided in Section 1009 of the Indenture), except to the extent that the Issuers shall have exercised their right to redeem this Note pursuant to the preceding paragraph (1).
(3)    If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw their Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem this Note and all other Notes that remain outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but excluding, the Redemption Date (subject to the right of the holder of record of this Note on the relevant record date to receive interest on the relevant Interest Payment Date as provided in Section 1009 of the Indenture).
7. Denominations; Transfer; Exchange.
The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any transfer tax or other similar governmental charges payable in connection therewith. The Issuers shall not be required, and without the prior written consent of the Issuers, the Note Registrar shall not be required, to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before provision of a notice of redemption of Notes and ending at the close of business on the day of such provision, (ii) selected for redemption in whole or in part and (iii) beginning at the opening of business on any record date and ending on the close of business on the related Interest Payment Date.
8. Persons Deemed Owners.
A registered Holder may be treated as the owner of a Note for all purposes.
9. Defeasance Prior to Redemption or Maturity.
Subject to satisfaction of conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, Government Obligations or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be.
6

10. Amendment; Supplement; Waiver.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Notes issued under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and its consequences. Any such consent or waiver shall be binding upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuers and the Trustee, without notice to or consent of the Holders of the Notes, to enter into one or more indentures supplemental thereto for the purposes specified in the Indenture.
11. Successor Persons.
When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person shall be released from those obligations, subject to certain exceptions and conditions.
12. Remedies for Events of Default.
If an Event of Default with respect to the Notes occurs and is continuing, either the Trustee or the Holders of at least 25% of the aggregate principal amount of the outstanding Notes may declare the principal of all the Notes, and accrued and unpaid interest, if any, thereon, to be due and payable immediately. At any time after the Notes have been accelerated, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority of the aggregate principal amount of outstanding Notes may, under certain circumstances provided in the Indenture, rescind and annul such acceleration.
13. Authentication.
This Note shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the other side of this Note by manual signature.
14. Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties, JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
15. CUSIP and ISIN Numbers.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
7

16. Governing Law.
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers, c/o Ellington Financial Inc., 53 Forest Avenue, Old Greenwich, Connecticut 06870; Attention: Chief Executive Officer.

8

EXHIBIT 2
to Appendix A
ASSIGNMENT/TRANSFER FORM
To assign and transfer this Note, fill in the form below:
Reference is hereby made to the Indenture, dated as of March 31, 2022, by and among EF Holdco Inc., EF Cayman Holdings Ltd., Ellington Financial REIT Cayman Ltd., Ellington Financial REIT TRS LLC, EF Cayman Non-MTM Ltd., Ellington Financial Inc. and Wilmington Trust, National Association (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
I or we assign and transfer this Note to ______________________________________________________
______________________________________________________________________________________
(Print or type assignee’s name, address and zip code)
______________________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint __________agent to transfer this Note on the books of the Issuers.
The agent may substitute another to act for him.
Date:____________________________        Your Signature:______________________________
Sign exactly as your name appears on the other side of this Note.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the applicable Resale Restriction Termination Date, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)    ☐    to the Issuers or a subsidiary thereof; or
(2)    ☐    to the Note Registrar for registration in the name of the Holder, without transfer; or
(3)    ☐    pursuant to an effective registration statement under the Securities Act; or
(4)    ☐    inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or
(5)    ☐    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or
1

(6)    ☐    to an institutional “accredited investor” (as defined in Rule 501 (a)(l), (2), (3), (7), (8), (9), (12) or (13) (for (13), only family clients that are institutions) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or
(7)    ☐    pursuant to the exemption from registration provided by Rule 144 under the Securities Act.
Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (7) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.
Signature_______________________________________________________________________________
Signature Guarantee:______________________________________________________________________
______________________________________    ____________________________________
Signature must be guaranteed        Signature
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.
TO BE COMPLETED BY PURCHASER IF BOX (4) ABOVE IS CHECKED
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:
Notice: To be executed by an executive officer
2

Option of Holder to Elect Purchase
If you want to elect to have this Security purchased by the Issuers pursuant to Section 1009 of the Indenture, check the box below:
☐
If you want to elect to have only part of the Security purchased by the Issuers pursuant to Section 1009 of the Indenture, state the amount you elect to have purchased:
$_______________

Date:
Your Signature: _____________________________________
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.: ________________________________

Signature Guarantee:** __________________

** Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
3

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

4

EXHIBIT 3
to Appendix A
FORM OF
TRANSFEREE LETTER OF REPRESENTATION
EF Holdco Inc.
EF Cayman Holdings Ltd.
Ellington Financial REIT Cayman Ltd.
Ellington Financial REIT TRS LLC
EF Cayman Non-MTM Ltd.

[Address]
Email:    _____________@_____.com
Attention; [___________________]|
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of March 31, 2022, by and among EF Holdco Inc., EF Cayman Holdings Ltd., Ellington Financial REIT Cayman Ltd., Ellington Financial REIT TRS LLC, EF Cayman Non-MTM Ltd., Ellington Financial Inc. and Wilmington Trust, National Association (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This certificate is delivered to request a transfer of $[__________] principal amount of the 5.875% Senior Notes due 2027 (the “Notes”) of EF Holdco Inc., EF Cayman Holdings Ltd., Ellington Financial REIT Cayman Ltd., Ellington Financial REIT TRS LLC, EF Cayman Non-MTM Ltd. (together, the “Issuers”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:    ________________________
Address:_______________________
Taxpayer ID Number:____________
The undersigned represents and warrants to you that:
1.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) (for (13), only family clients that are institutions) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
1

2.    We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the Resale Restriction Termination Date referred to on the Notes only in accordance with the Restricted Notes Legend (as such term is defined in Appendix A to the Indenture) printed on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If we propose to make any resale or other transfer of the Notes to another institutional “accredited investor” prior to the Resale Restriction Termination Date, we shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) (for (13), only family clients that are institutions) under the Securities Act and that it is acquiring at least $250,000 principal amount of such Notes for investment purposes and not for distribution in violation of the Securities Act.
3.    We acknowledge that the Issuers and the Trustee reserve the right with respect to any offer, sale or other transfer of the Notes described in the Restricted Notes Legend prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuers and the Trustee.
TRANSFEREE:_________________________,

By:_______________________________________

2